PULTE CORPORATION
                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Pulte Corporation (the Company) owns 100% of the capital stock of Pulte Diversified Companies, Inc. (PDCI), Pulte Financial Companies, Inc. (PFCI), Radnor Homes, Inc. and PC/Palm Beach, Inc., all Michigan corporations, and 100% of PB Venture L.L.C. and Pulte Land Company, LLC, both Michigan limited liability companies, North American Builders Indemnity Company, a Colorado corporation, Marquette Title Insurance Company, a Vermont corporation and RN Acquisition 2 Corp., a Nevada corporation. The Company is a member of the following limited liability companies:

                                            Place of             Percentage
   Entity Name                              Formation            Ownership
   -----------                              ---------            -----------
   Grayhaven Estates Limited, L.L.C.         Michigan                49%
   City Homes Development L.L.C.             Michigan                50%
   Shorepointe Village Homes, L.L.C.         Michigan                31.5%
   Detroit City Homes L.L.C                  Michigan                45%

PDCI owns 100% of the capital stock of Pulte International Corporation, Pulte Home Corporation (Pulte), American Title of the Palm Beaches Corporation and Riverwalk Commerce Acquisition Corp., all Michigan corporations, First Heights Bank, a federal savings bank, DiVosta and Company, Inc., a Florida corporation and Pulte Michigan Services, LLC., a Michigan limited liability company. PDCI owns 96% of American Title of the Palm Beaches, Ltd., a Florida limited partnership.

Pulte International Corporation owns 100% of the capital stock of Pulte International Mexico, Inc., Pulte International Caribbean Corp., Pulte Chile Corporation, Pulte SA Corporation, Pulte Argentina Corporation and Pulte SRL Corporation, all Michigan corporations.

Pulte International-Mexico, Inc. and Pulte own 99.99% and .01%, respectively, of the capital stock of Controladora PHC, S.A. De C.V. (Controladora), a Mexican corporation. Pulte International Mexico, Inc. owns .7% of Nantar, S. De R.L. De C.V., a Mexican limited liability company and 1% of Pulte Internacional Mexico S. De R.L. De C.V., a Mexican corporation. Controladora owns 99.3% of Nantar, S. De R.L. De C.V., a Mexican limited liability company, 99% of Pulte Internacional Mexico S. De R.L. De C.V., a Mexican corporation, and 66.67% of Condak-Pulte S. De R.L. De C.V., 50% of CIV-Pulte
S. De R.L. De C.V., 50% of Sand-Pulte S. De R.L. De C.V and 50% of DRT-Pulte, all Mexican joint ventures.

Pulte International Caribbean Corp. owns 100% of the capital stock of Pulte International Building Corporation, a Michigan corporation.

Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership. Pulte Chile Corporation owns 99.9% and Pulte SA Corporation owns .1% of Residencias del Norte Limitada, a Chilean limited liability company.

American Title of the Palm Beaches Corporation owns 4% of American Title of the Palm Beaches, Ltd., a Florida limited partnership.

DiVosta and Company, Inc. owns 100% of the capital stock of Abacoa Homes, Inc., DiVosta Homes, Inc., Florida Building Products, Inc., Florida Club Homes, Inc., Hammock Reserve Development Company, Island Walk Development Company, RiverWalk of the Palm Beaches Development Company, Inc., SunCo Building Corporation, Village Walk Development Company, Inc., and DiVosta Home Sales, Inc., all Florida corporations.

PFCI owns 100% of the capital stock of Guaranteed Mortgage Corporation III, a Michigan corporation.

Radnor Homes, Inc. owns 25.6% and RN Acquisition 2 Corp. owns 74.4% of Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership.


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                              PULTE CORPORATION
           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (continued)

PC/Palm Beach, Inc. owns 50% of Florida Investment Venture, a general partnership.

PB Venture L.L.C. owns 100% of PC/BRE Venture L.L.C., a Delaware limited liability company.

PC/BRE Venture L.L.C. owns 100% of PC/BRE Development L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C. and PC/BRE Springfield L.L.C., all Delaware limited liability companies, and 40% of the capital stock of Springfield Realty Corporation, a Michigan corporation.

PC/BRE Springfield L.L.C. owns 88% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

Pulte owns 100% of the capital stock of the following subsidiaries:

                                                                  Place of
                                                                Incorporation/
                  Company Name                                    Formation
                  ------------                                  --------------
    Pulte Mortgage Corporation (1)............................    Delaware
    Pulte Homes of Michigan Corporation (2)...................    Michigan
    Palmville Development Corp. ..............................    Michigan
    Ceiba Homes Inc. .........................................    Michigan
    Gurabo Homes, Inc. .......................................    Michigan
    Salinas Homes, Inc. ......................................    Michigan
    Salinas Builders, Inc. ...................................    Michigan
    Dean Realty Company (3)...................................    Michigan
    Pulte Development Corporation.............................    Michigan
    Lexington Oaks Golf Club, Inc. ...........................     Florida
    Preserve I, Inc. (4)......................................    Michigan
    Preserve II, Inc. (4).....................................    Michigan
    Pulte Homes of Minnesota Corporation......................   Minnesota
    PBW Corporation (8).......................................    Michigan
    Wil Corporation (8).......................................    Michigan
    Homesite Solutions Corp...................................    Michigan
    Pulte Home Corporation of The Delaware Valley (7).........    Michigan
    Pulte Homes of South Carolina, Inc. (5)...................    Michigan
    Pulte Lifestyle Communities, Inc..........................    Michigan
    Pulte Payroll Corporation.................................    Michigan
    PHC Title Corporation (9).................................    Michigan
    PQL Realty Corporation....................................    Michigan
    Pulte Land Development Corporation........................    Michigan
    TVM Corporation (6).......................................    Michigan
    James T. Lynch, Inc.......................................       Texas
    Pulte Homes of Greater Kansas City, Inc...................    Michigan
    PN I, Inc. (10)...........................................      Nevada
    PN II, Inc. (10)..........................................      Nevada
    PHT Title Corporation (13)................................    Michigan
    Residential Building Systems LLC..........................    Michigan
    Frederick Holding Corp....................................    Michigan
    Pulte Home Corporation of New England (12)................    Michigan
    Carr's Grant LLC..........................................    Maryland


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                              PULTE CORPORATION
           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (continued)

      1) Pulte Mortgage Corporation owns 100% of the capital stock of PCIC Corporation, a Michigan corporation, Joliet Mortgage Reinsurance Company, a Vermont corporation and 22.9% of the capital stock of Hipotecaria Su Casita, S.A. De C.V., a Mexican corporation.

      2) Pulte Homes of Michigan Corporation owns 100% of the capital stock of Gulf Partners, Inc., Sean/Christopher Homes, Inc., and Pulte-IN Corporation, all Michigan corporations, 100% of the capital stock of Pulte Homes of Ohio Corporation, an Ohio corporation and 1% of Haggerty Hills Limited Partnership, a Michigan limited partnership. Sean/Christopher Homes, Inc. and Pulte-IN Corporation each own 50% of Sean/Christopher Homes, LLC, an Indiana limited liability company. Gulf Partners, Inc. owns 99% of Haggerty Hills Limited Partnership, a Michigan limited partnership.

      3) Dean Realty Company owns 100% of the capital stock of Pulte Real Estate Company, a Florida corporation.

      4) Preserve I, Inc. owns 99% and Preserve II, Inc. owns 1% of The Preserve Limited Partnership, a Maryland limited partnership.

      5) Pulte Homes of South Carolina, Inc. owns 100% of the capital stock of Great American Homes, Inc. and SC Warranty Corporation, both Michigan corporations.

      6) TVM Corporation owns 63% of PHM Title Agency L.L.C., a Delaware limited liability company.

      7) Pulte Home Corporation of The Delaware Valley owns 50% of P&H Clinton Partnership.

      8) PBW Corporation owns 1% and Wil Corporation owns 99% of Wilben II Limited Partnership, a Maryland limited partnership. PBW Corporation owns 5% and Wil Corporation owns 95% of Wilben, LLLP, a Maryland limited partnership. PBW Corporation and Wil Corporation each own 50% of One Willowbrook L.L.C., a Maryland limited liability company. Wil Corporation owns 100% of Harrison Hills, LLC, a Maryland limited liability company.

      9) PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company and 99% of PHT Title Agency, L.P., a Texas limited partnership. PHC Title Corporation also owns 49% of Pulte Title Agency of Ohio, LLC, an Ohio limited liability company and 49% of Pulte Title Agency of Michigan L.L.C., a Michigan limited liability company.

      10) PN I, Inc., owns .1% and PN II, Inc. owns 99.9% of Pulte Homes of Texas, L.P, and Devtex Land, L.P., both Texas limited partnership.

      12) Pulte Home Corporation of New England owns 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership and 100% of Forest Hills Development of Mass. LLC, a Michigan limited liability company.

      13) PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.


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                              PULTE CORPORATION
           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (continued)

Pulte is a member of the following entities:
                                                   Place of       Percentage
   Entity Name                                     Formation      Ownership
   -----------                                     ---------      ---------
   Ashgrove Plantation L.L.C.....................  Virginia         34.44%
   Buildinvest Limited Partnership...............  Maryland         33.33%
   Crosland/Piper Glen Ltd. Partnership..........  N. Carolina      31.37%
   Crosland/Wynfield Forest Limited Partnership..  N. Carolina      28.57%
   Quantrell Mews, L.L.C.........................  Virginia         20.00%
   Springfield Realty Corporation................  Michigan         60.00%



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